EXH 99.1

FOR IMMEDIATE RELEASE

MARPAI, INC. REPORTS Third QUARTER 2023 RESULTS

•
Continued year over year growth related to our acquisition of Maestro Health
•
Further identification and implementation of synergies and opportunities continue as a result of the acquisition
•
Veteran industry executive leadership announced along with the addition of a seasoned health care leader to strengthen the Board of Directors
•
Focus on acceleration of operating efficiencies and customer growth

New York, November 13, 2023 Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administrator (TPA) company transforming the $22 billion TPA market supporting self-funded employer health plans, today reported financial results for the third quarter ended September 30, 2023.

The Company’s consolidated results of operations include the results of operations of Marpai and its wholly owned subsidiaries, Marpai Health, Inc. and Marpai Administrators, LLC (formerly Continental Benefits, LLC) for all periods presented, and the results of Maestro Health, LLC (“Maestro Health”) since its acquisition on November 1, 2022.

Third Quarter 2023 Highlights:

•
Total revenue for the three months ended September 30, 2023 was $8.7 million, representing an increase of $3.8 million, or nearly 77%, over the same period in 2022. The primary reason for this increase was due to the revenue from the acquisition of Maestro Health.
•
The addition of Maestro Health, and organic sales closed by Marpai Administrators, drove a nearly 126% increase in the number of our customers’ employees. As of the end of the third quarter of 2023, the total was approximately 37,000 compared to the same period last year of approximately 16,000.
•
The Company had an operating loss of approximately $7.0 million for the three months ended September 30, 2023, compared to an operating loss of approximately $5.8 million during the same period in 2022, as the Company continued to focus on closing the gap to profitability.
•
Net loss was nearly $7.3 million for the three months ended September 30, 2023, compared to net loss of approximately $5.8 million for the three months ended September 30, 2022.
•
Net loss per share for the three months ended September 30, 2023 was ($0.98) compared to ($1.14) per share from the same period last year.

“I believe that our third quarter results reflect continued momentum towards sustainable profitability,” said Marpai’s new CEO Damien Lamendola. “The pace of improvement achieved and the continued cash burn rate with the volatility of the capital markets drove us to make some rapid changes which we look forward to discussing in our upcoming investors presentation.”

EXH 99.1

Other Highlights:

Withdrawal of Registration Statement on Form S-1

The Company has withdrawn its Form S-1 Registration Statement due to adverse market conditions. The Company is currently evaluating its financing opportunities.

Suspending Financial Guidance

The Company is suspending further financial guidance for full-year 2023 operating results and will not be providing specific financial guidance moving forward.

Webcast and Conference Call Information

Marpai will host an Investor call and webcast on Wednesday, November 29, 2023 at 8:00 a.m. EST to introduce the new Executive Team members and to provide an overview of the Company’s strategic vision and initiatives in place. Please refer to our Investor Relations website at: https://ir.marpaihealth.com for updates and details.

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a leading, national TPA (Third Party Administrator) company bringing value oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses its belief that the third quarter results reflect continued momentum towards sustainable profitability. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXH 99.1

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Media contact:
Laurie Gardner

Lgardner@marpaihealth.com

Investor Relations contact:
Steve Johnson

steve.johnson@marpaihealth.com

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EXH 99.1

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands,, except share and per share data)

(UNAUDITED)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$ 3,018	$ 13,764
Restricted cash	11,234	9,353
Accounts receivable, net of allowance for credit losses of $23,458 and $23,458	977	1,438
Unbilled receivable	595	350
Prepaid expenses and other current assets	961	1,602
Other receivables	32	31
Total current assets	16,817	26,538

Property and equipment, net	663	1,506
Capitalized software, net	2,743	4,589
Operating lease right-of-use assets	2,520	3,842
Goodwill	6,035	5,837
Intangible assets, net	5,502	6,323
Security deposits	1,309	1,293
Other long-term asset	22	22
Total assets	$ 35,611	$ 49,950
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$ 3,101	$ 1,458
Accrued expenses	4,660	5,275
Accrued fiduciary obligations	9,878	9,024
Deferred revenue	1,261	289
Current portion of operating lease liabilities	600	1,311
Other short-term liabilities	947	—
Due to related party	—	3
Total current liabilities	20,447	17,360

Other long-term liabilities	19,113	20,203
Operating lease liabilities, net of current portion	3,813	4,772
Deferred tax liabilities	1,480	1,480
Total liabilities	44,853	43,815
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock, $0.0001 par value, 227,791,050 shares authorized; 7,810,625 and 5,319,758 issued and outstanding at September 30, 2023 and December 31, 2022, respectively (1)	1	1
Additional paid-in capital	62,476	54,128
Accumulated deficit	(71,719)	(47,993)
Total stockholders’ (deficit) equity	(9,242)	6,135
Total liabilities and stockholders’ (deficit) equity	$ 35,611	$ 49,950

(1) Reflects 1-for-4 reverse stock split that became effective June 29, 2023. See Note 1 to the unaudited condensed consolidated financial statements.

EXH 99.1

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	September 30, 2023	September 30, 2022
Revenue	$ 8,729	$ 4,938
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	5,691	3,626
General and administrative	4,986	2,718
Sales and marketing	1,842	1,054
Information technology	1,269	1,538
Research and development	267	782
Depreciation and amortization	927	842
Loss on disposal of assets	7	—
Facilities	768	193
Total costs and expenses	15,757	10,753
Operating loss	(7,028)	(5,815)
Other income (expenses)
Other income	130	56
Interest expense, net	(384)	(3)
Foreign exchange (loss) gain	(14)	(19)
Loss before provision for income taxes	(7,296)	(5,781)
Income tax expense	—	—
Net loss	$ (7,296)	$ (5,781)
Net loss per share, basic & fully diluted (1)	$ (0.98)	$ (1.14)
Weighted average common shares outstanding, basic and diluted (1)	7,479,401	5,087,164

(1) Reflects 1-for-4 reverse stock split that became effective June 29, 2023. See Note 1 to the unaudited condensed consolidated financial statements.

EXH 99.1

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Revenue	$ 28,448	$ 16,713
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	18,530	12,324
General and administrative	15,938	7,940
Sales and marketing	5,494	4,830
Information technology	4,775	3,862
Research and development	1,291	2,684
Depreciation and amortization	2,974	2,444
Loss on disposal of assets	350	60
Facilities	1,918	586
Total costs and expenses	51,270	34,730
Operating loss	(22,822)	(18,017)
Other income (expenses)
Other income	231	95
Interest expense, net	(1,102)	(7)
Foreign exchange (loss) gain	(32)	(5)
Loss before provision for income taxes	(23,725)	(17,934)
Income tax expense	—	—
Net loss	$ (23,725)	$ (17,934)
Net loss per share, basic & fully diluted (1)	$ (3.62)	$ (3.58)
Weighted average common shares outstanding, basic and diluted (1)	6,552,575	5,004,779

(1) Reflects 1-for-4 reverse stock split that became effective June 29, 2023. See Note 1 to the unaudited condensed consolidated financial statements.

EXH 99.1

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share data)

(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net loss	$ (23,725)	$ (17,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,974	2,444
Loss on disposal of assets	350	60
Share-based compensation	1,837	2,433
Shares issued to vendors in exchange for services	79	31
Amortization of right-of-use asset	1,289	517
Gain on termination of lease	33	—
Non-cash interest	1,204	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	641	16
Prepaid expense and other assets	216	377
Other receivables	(2)	35
Security deposit	(16)	—
Accounts payable	336	(433)
Accrued expenses	(693)	(436)
Accrued fiduciary obligations	853	(1,642)
Operating lease liabilities	(1,670)	(512)
Due To related party	(3)	—
Other liabilities	973	(295)
Net cash used in operating activities	(15,324)	(15,339)
Cash flows from investing activities:
Capitalization of software development costs	—	(810)
Disposal of property and equipment	27	—
Purchase of property and equipment	—	(70)
Net cash provided by (used in) investing activities	27	(880)
Cash flows from financing activities:
Proceeds from stock options exercises	0	—
Proceeds from issuance of common stock in a public offering, net	6,432	—
Net cash provided by financing activities	6,432	—

Net decrease in cash, cash equivalents and restricted cash	(8,865)	(16,219)

Cash, cash equivalents and restricted cash at beginning of period	23,117	25,934
Cash, cash equivalents and restricted cash at end of period	$ 14,252	$ 9,715

EXH 99.1

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$ 3,018	$ 4,748
Restricted cash	11,234	4,966
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$ 14,252	$ 9,714
Supplemental disclosure of non-cash activity
Measurement period adjustment to Goodwill	$ 198	$ —